                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as Permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Helmstar Group, Inc.
- - --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                          --Enter Company Name Here--
- - --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:


[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

Notes:

                                LOGO  HELMSTAR

                              HELMSTAR GROUP, INC.
                              2 WORLD TRADE CENTER
                                   SUITE 2112
                            NEW YORK, NEW YORK 10048

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD WEDNESDAY, JUNE 7, 1995

  The Annual Meeting of Stockholders of Helmstar Group, Inc. (the "Company") will be held at the offices of Richard A. Eisner & Company, 575 Madison Avenue, 8th Floor, New York, New York 10022, on Wednesday, June 7, 1995 at 3:00 p.m. for the following purposes:

  1. To elect one (1) Director to serve for a term of three (3) years;

  2. To ratify the selection of independent public accountants for 1995; and

  3. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

  The Board of Directors has fixed the close of business on April 20, 1995 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, IT IS IMPORTANT THAT YOU PROMPTLY COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY. IF YOU ATTEND THE MEETING YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON IF YOU DESIRE.

                                          By Order of the Board of Directors

                                          Alan D. Aschner
                                          Secretary

New York, New York
April 28, 1995

                              HELMSTAR GROUP, INC.
                              2 WORLD TRADE CENTER
                                   SUITE 2112
                            NEW YORK, NEW YORK 10048

                               ----------------

                                PROXY STATEMENT

                               ----------------

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Helmstar Group, Inc., a Delaware corporation (the "Company"), of proxies for use in voting at the Annual Meeting of Stockholders to be held at the offices of Richard A. Eisner & Company, 575 Madison Avenue, 8th Floor, New York, New York 10022, on Wednesday, June 7, 1995 at 3:00 p.m., and any adjournment or postponement thereof, for the purposes set forth in the attached Notice of Annual Meeting. The approximate date on which this Proxy Statement and the accompanying proxy will be mailed to stockholders is April 28, 1995. The Company's Annual Report, including financial statements, is being mailed to stockholders along with this Proxy Statement. The shares represented by the proxies received, properly dated and executed and not revoked, will be voted at the Annual Meeting. A proxy may be revoked in writing at any time before it is exercised by filing with the Secretary of the Company at its principal office, 2 World Trade Center, Suite 2112, New York, New York 10048, an instrument of revocation or a duly executed proxy bearing a later date. A proxy may also be revoked by attendance at the meeting and election to vote in person.

  On the matters coming before the Annual Meeting, shares for which proxies are received will be voted in accordance with choices specified by the stockholders by means of the ballot on the proxy. If no choice is specified, each share will be voted FOR the election of the one (1) nominee for Director listed in this Proxy Statement and FOR approval of Proposal 2 described in the attached notice and in this Proxy Statement.

  The close of business on April 20, 1995 has been fixed as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. As of the close of business on such date, the Company had 5,953,195 shares of Common Stock, $.10 par value, outstanding. Each outstanding share of Common Stock is entitled to one vote on all matters submitted for a vote of stockholders at the Annual Meeting.

  A majority of the outstanding Common Stock of the Company will constitute a quorum for the transaction of business at the Annual Meeting, but if a quorum is not present, in person or by proxy, the meeting may be adjourned from time to time until a quorum is obtained.

  The expense of printing and mailing proxy material will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain Directors, officers and other employees of the Company by personal interview, telephone or telegraph. No additional compensation will be paid for such solicitation. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of Common Stock held in their names. The Company will reimburse those persons for their reasonable expenses in forwarding solicitation material to such beneficial owners.

                                   MANAGEMENT

BOARD OF DIRECTORS

  Under the Company's By-Laws, the Board of Directors is divided into three classes. Members of each class are elected to serve for a term of three years and until their successors are elected or until their resignation, removal or ineligibility.

  During 1994, the Board had 3 meetings. Each Director attended at least 75% of all such meetings.

  As discussed below, there are five committees consisting of various Directors and such committees met at sundry times during 1994. Each Director attended at least 75% of all committee meetings of which such Director was a member.

  The Company's By-Laws provide for an Executive Committee consisting of the Chairman of the Board and not less than two other Directors to exercise the powers of the Board during the intervals between meetings of the Board. During 1994, the Executive Committee consisting of Messrs. George W. Benoit, Alan D. Aschner and Roger J. Burns had 5 meetings.

  The Board of Directors has established an Audit Committee consisting of Directors who are not employees of the Company. This committee discusses audit and financial reporting matters with both management and the Company's independent public accountants. To ensure independence, the independent public accountants may meet with the Audit Committee with or without the presence of management representatives. During 1994, the Audit Committee consisting of Messrs. Joseph J. Anastasi, Charles W. Currie and James J. Murtha had 1 meeting.

  The Board also has established a Compensation Committee for the purpose of reviewing the compensation of officers and employees of the Company and making recommendations to the Board with respect thereto. During 1994, the Compensation Committee consisting of Messrs. Benoit, Anastasi, Aschner and Burns had 1 meeting.

  The Board also has established a Nominating Committee to propose nominees for election to the Board. During 1994, the Nominating Committee consisting of Messrs. Anastasi, Burns, Currie and Murtha had 1 meeting. The Nominating Committee will consider suggestions for potential nominees submitted by stockholders if mailed to the Chairman of the Board.

  The Board also has established an Incentive Compensation Committee for the purpose of administering and making incentive compensation awards under the Company's 1990 Incentive Compensation Plan. During 1994, the Incentive Compensation Committee consisting of Messrs. Anastasi, Currie and Murtha had 1 meeting.

ELECTION OF DIRECTORS

  One Director whose term expires at the Annual Meeting has been nominated for reelection for a term of three years. He is George W. Benoit who has been a Director since 1968.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS NOMINEE AND IT IS INTENDED THAT THE PROXIES RECEIVED WILL BE VOTED "FOR" THIS NOMINEE UNLESS OTHERWISE PROVIDED THEREIN. THE BOARD KNOWS OF NO REASON WHY THIS NOMINEE WILL BE UNABLE TO SERVE, BUT, IN SUCH EVENT, THE PROXIES RECEIVED WILL BE VOTED FOR SUCH SUBSTITUTE NOMINEE AS THE BOARD MAY RECOMMEND.

DIRECTORS AND EXECUTIVE OFFICERS

  There are no family relationships among any of the Directors or executive officers of the Company.

  The Company does not pay Directors who are employees of the Company any fees for serving as Directors, but reimburses them for their out-of-pocket expenses in connection with such duties. The Company pays Directors who are not employees of the Company an annual retainer of $12,000 plus expenses incurred for attending meetings of the Board, Annual Stockholders Meetings and for each meeting of a committee of the Board not held in conjunction with a Board meeting. During 1994 Messrs. Anastasi, Currie and Murtha each received a retainer of $12,000.

NOMINEE FOR DIRECTOR

  GEORGE W. BENOIT, 58, Chairman of the Board of Directors and President of the Company. Mr. Benoit was a founder of the Company in 1968 and has been a Director since such time. His current term as a Director expires this year.

DIRECTORS CONTINUING IN OFFICE

  JOSEPH G. ANASTASI, 58, has been a Director of the Company since September 1986. His current term as a Director expires in 1996. Since October 1986, Mr. Anastasi has been the President of The Anastasi Stephens Group, Inc., a real estate development firm.

  ROGER J. BURNS, 57, is a Director as well as First Vice President, Treasurer and Chief Financial Officer of the Company. Mr. Burns joined the Company in 1974. He has been a Director of the Company since September 1986. His current term as a Director expires in 1997.

  CHARLES W. CURRIE, 52, has been a Director of the Company since September 1986. His current term as a Director expires in 1997. From 1969 until March 31, 1988, Mr. Currie was employed by the Company. For more than five years prior to his resignation, he had been an executive officer of the Company, holding the position of First Vice President and Sales Manager at the time of his resignation. From April 1988 to June 1989, he was Vice President of Thomson, McKinnon Securities, Inc., from July 1989 to February 1990, he was a municipal sales representative for Tucker, Anthony and R.L. Day, Inc., and from July 1990 to June 1993 he was a Vice President with Reinoso & Co., Inc., a municipal bond dealer. Since June 1993 he has been a Senior Vice President with Pryor, McClendon, Counts & Co., Inc., investment bankers.

  JAMES J. MURTHA, 46, has been a Director of the Company since December 1986. His current term as a Director expires in 1996. From 1982 until October 1991, Mr. Murtha was President of Midland Development Group, Inc., a real estate development firm. From December 1990 until January 1992, Mr. Murtha also served as Chairman of the Board of Detroit Tool Group, Inc., a tool and die manufacturer.

Since October 1991, Mr. Murtha has held the position of President of Kenwood Holdings, Inc., an investments firm focusing on real estate.

OTHER EXECUTIVE OFFICERS

  ALAN D. ASCHNER, 57, is a Director as well as Vice President and Secretary of the Company. Mr. Aschner has been a Director of the Company since 1973. His current term as a Director expires at this Annual Meeting. In 1977, he was employed as an officer of the Company. He resigned as Senior Vice President and Secretary of the Company in December 1987, but continued to serve as a Director of the Company. From December 1987 through June 1989, Mr. Aschner was Executive Vice President of the Omicron Group, Inc., Pompano Beach, Florida, a financial services firm, and was associated with a number of other financial services businesses as well as real estate companies. In July 1989, he rejoined the Company as Vice President. Mr. Aschner has served as Secretary of the Company since November 1990.

  JAMES A. ROGERS, 64, is Chairman and Chief Executive Officer of Citizens Mortgage Service Company ("Citizens"), a wholly owned subsidiary of the Company. Mr. Rogers joined Citizens on July 1, 1991, following its acquisition by the Company. He has over 25 years experience as a senior executive in the mortgage banking industry. From 1982 until June 1988, Mr. Rogers was President of Meritor Mortgage Corporation--East, a wholly-owned subsidiary of Meritor Financial Group. Thereafter, until July 1989, he served as President of American Family Mortgage Corporation. He then joined AmeriFederal Savings Bank, Lawrenceville, New Jersey as President of its mortgage banking division, and served in such capacity until September 1990. At such time, Mr. Rogers began consulting with the Company on entering the mortgage banking business, and advised the Company in connection with its acquisition of Citizens. Mr. Rogers also served as President of the Pennsylvania Mortgage Bankers Association in 1982 and the New Jersey Mortgage Bankers Association in 1988. He is a licensed real estate broker in Pennsylvania.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information, as of March 3l, 1995, concerning the beneficial ownership of the Company's Common Stock by (i) each Director of the Company and (ii) all Directors and executive officers of the Company as a group.

                                                                BENEFICIAL
                                                                 OWNERSHIP
                                                             -----------------
                                                             NUMBER OF
                             NAME                             SHARES   PERCENT
                             ----                            --------- -------
   George W. Benoit......................................... 1,862,420  31.3%
   Roger J. Burns...........................................    74,320   1.3
   Charles W. Currie(1).....................................   301,280   5.0
   Alan D. Aschner..........................................        80      (2)
   Joseph G. Anastasi.......................................     2,200      (2)
   James J. Murtha..........................................     4,000      (2)
   All Directors and executive officers as a group (7 per-
    sons)................................................... 2,246,300  37.8%

- - --------
(1) Includes 200 shares of Common Stock owned by Mr. Currie's wife as to which Mr. Currie has disclaimed any beneficial interest.
(2) Less than l percent.

  Officers, Directors and persons who own more than ten percent of a registered class of the Company's equity securities are required by Section 16(a) of the Exchange Act to file reports of ownership and changes in ownership with the Commission. Officers, Directors and greater than ten-percent shareholders are required by the Commission's rules to furnish the Company with copies of all
Section 16(a) forms they file.

  Based solely on review of the copies of such forms furnished to the Company, or representations that no Forms 5 were required, the Company believes that all
Section 16(a) filing requirements were complied with.

  The following table sets forth information, as of March 3l, 1995, concerning the beneficial ownership of the Company's Common Stock by each stockholder known by the Company to own more than 5% of the outstanding Common Stock.

                                                                  BENEFICIAL
                                                                   OWNERSHIP
                                                               -----------------
                                                               NUMBER OF
                        NAME AND ADDRESS                        SHARES   PERCENT
                        ----------------                       --------- -------
   George W. Benoit........................................... 1,862,420  31.3%
    Helmstar Group, Inc.
    2 World Trade Center
    New York, NY 10048
   Arthur Abba Goldberg(1)....................................   586,950   9.9
    83 Montgomery Street
    Jersey City, NJ 07302

- - --------
(1) Includes 16,570 shares of Common Stock held by Mr. Goldberg's minor child as to which Mr. Goldberg has disclaimed any beneficial interest.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  On April 10, 1989, the Company, through a wholly-owned subsidiary, entered into a general partnership with The Anastasi Stephens Group, Inc. ("AS Group"), an affiliate of Joseph G. Anastasi, a Director of the Company. Such partnership acquired, for $2,600,000, land in Prince Georges County, Maryland upon which it was developing an industrial/warehouse business park. The Company originally contributed $2,600,000 to the partnership but with the procurement of a construction loan, the partnership distributed $1,100,000 and $50,000 to the Company and AS Group, respectively. The Company and AS Group each have a 50% voting interest in the partnership. AS Group was entitled to receive a development fee of up to $180,000 for supervising construction of the project. During 1989 and 1990, $120,000 of such fee was paid from proceeds drawn pursuant to the construction loan.

  The construction loan matured in March 1991. The partnership was unsuccessful in negotiating an extension of the loan. The lender foreclosed pursuant thereto, and the property was auctioned on March 31, 1992.

  Under the partnership agreement, an overall net loss following a disposition of the project is to be shared equally by the partners. Since the Company contributed more capital (net of distributions) than AS Group, AS Group is obliged to make a capital contribution to the partnership. Such contribution, in turn, would be distributed by the partnership to the Company. The amount of the required contribution is to be sufficient to cause AS Group and the Company to each bear 50% of the overall net loss. AS Group's shareholders, one of whom is Mr. Anastasi, a Director of the Company, personally guaranteed such obligation on a joint and several basis.

  In May 1989, Arthur Abba Goldberg, formerly Executive Vice President of the Company, borrowed $125,000 from the Company pursuant to a demand note bearing interest at a rate of 10% per annum. The principal balance of $125,000 plus accrued and unpaid interest of $73,333 is secured by a pledge of 500,000 shares of the Company's Common Stock owned by Mr. Goldberg.

EXECUTIVE OFFICER COMPENSATION

  The following table shows, for the fiscal years ending December 31, 1994, 1993 and 1992, the cash and other compensation paid or accrued to the named executives for services in all capacities.

                           SUMMARY COMPENSATION TABLE

                                 ANNUAL COMPENSATION
                            -----------------------------
  NAME AND PRINCIPAL                       OTHER ANNUAL    ALL OTHER
       POSITION        YEAR SALARY  BONUS COMPENSATION(A) COMPENSATION
  ------------------   ---- ------- ----- --------------- ------------
George W. Benoit
 Chairman of the       1994 201,340            2,310
  Board of Directors,  1993 202,379            2,248
  President            1992 202,319            2,182
Roger J. Burns
 First Vice President, 1994 125,917            2,310
  Treasurer, Chief     1993 127,515            2,248
  Financial Officer    1992 127,301            2,182
  and Director
Alan D. Aschner
 Vice President,       1994 110,000            1,100
  Secretary and        1993 105,000            1,050         2,765(b)
  Director             1992  75,000              750
James A. Rogers
 Chairman and Chief    1994  74,616            2,310
  Executive Officer of 1993 100,000            2,248
  Citizens Mortgage    1992 100,000            2,182
  Service Company

- - --------
(a) Represents Company's contribution to its 401(k) Deferred Compensation Plan.
(b) Prior year 401(k) adjustment.

  Executive compensation can vary widely from year to year. The Company may pay discretionary bonuses to its salaried employees. Bonuses are determined by the Compensation Committee of the Board of Directors.

                         COMPENSATION PURSUANT TO PLANS

  401(k) Cash or Deferred Compensation Plan. The Company maintains a tax-qualified 401(k) cash or deferred compensation plan that covers all employees who have completed one year of service and attained age 21. Participants are permitted, within the limitations imposed by the Internal Revenue Code, to make pre-tax contributions to the plan pursuant to salary reduction agreements. The Company may, in its discretion on an annual basis, make additional contributions. The contributions of the participants and the Company are held in separate accounts. Participants are always fully vested in both accounts. Amounts contributed pursuant to the plan for the benefit of executive officers are included in the above table under the heading "Other Annual Compensation."

  1990 Incentive Compensation Plan. The stockholders approved the Company's 1990 Incentive Compensation Plan (the "Plan") on June 7, 1990. Pursuant to the Plan, 500,000 shares of the Company's Common Stock have been reserved for issuance to officers and other key employees as incentive or nonqualified stock options, stock appreciation rights ("SARs") or restricted stock awards. Incentive stock options must have an exercise price per share equal to no less than the fair market value of the Company's Common Stock on the date of grant (110% in the case of a 10% stockholder). Incentive stock options may not be exercised after 10 years from the date of grant (five years in the case of a 10% stockholder). Nonqualified stock options cannot be exercised prior to one year or after ten years from the date of grant. Concurrently with nonqualified options granted, participants may also receive SARs. SARs will provide participants with cash equal to the difference between the fair market value of the number of shares for which the SAR award is exercised and the exercise price of nonqualified stock options on the date the SAR award is exercised. Restricted stock will be subject to restrictions which will render such shares subject to forfeiture. Additionally, restricted stock will be nontransferable during the period any restrictions apply. The Board of Directors has established an Incentive Compensation Committee to administer the Plan. No member of such committee shall be eligible to receive any type of award under the Plan. During 1992, options to purchase an aggregate of 150,000 shares were granted to employees, none of whom were executive officers. No other awards have been made under the Plan.

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

  The Audit Committee of the Board of Directors has selected Richard A. Eisner & Company as independent public accountants to audit the financial statements of the Company and its subsidiaries for the fiscal year 1995. This selection is being presented to the stockholders for their ratification at the Annual Meeting. The firm of Richard A. Eisner & Company has audited the Company's financial statements since 1987.

  It is expected that representatives of Richard A. Eisner & Company will attend the Annual Meeting and will have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate stockholder questions.

  Ratification of the selection of Richard A. Eisner & Company as independent public accountants will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION AND, UNLESS A STOCKHOLDER SIGNIFIES OTHERWISE, THE PERSONS NAMED IN THE PROXY WILL SO VOTE.

                                 OTHER MATTERS

  The Board of Directors of the Company do not know of any other matters to be presented for action at the Annual Meeting. Should any other matter come before the Annual Meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment.

  In order for stockholders' proposals for the 1996 Annual Meeting of Stockholders to be eligible for inclusion in the Company's Proxy Statement, they must be received by the Company at its principal office in New York, New York, prior to January 1, 1996.

  A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-KSB (without exhibits) will be provided without charge to any stockholder who submits a written request addressed to the Secretary of the Company.

                                          By Order of the Board of Directors

                                          Alan D. Aschner
                                          Secretary

April 28, 1995

    PLEASE MARK VOTES                    PROXY
[X] AS IN THIS EXAMPLE            HELMSTAR GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

 Revoking any such prior appointment, the undersigned hereby appoints Joseph G. Anastasi and Roger J. Burns, and each of them, attorneys and agents, with power of substitution to vote as Proxy for the undersigned as herein stated, at the Annual Meeting of Stockholders of Helmstar Group, Inc. (the "Company"), to be held at the offices of Richard A. Eisner & Company, 575 Madison Avenue, 8th Floor, New York, New York 10022 on Wednesday, June 7, 1995 at 3:00 p.m., and at any adjournments thereof, with respect to the number of shares the undersigned would be entitled to vote if personally present.


1. Election of               FOR                 AGAINST               ABSTAIN
   Director: To              [_]                   [_]                   [_]
   elect the nom-
   inee listed
   below:

   GEORGE W. BENOIT

2. Proposal to               [_]                   [_]                   [_]
   ratify the se-
   lection of in-
   dependent pub-
   lic accoun-
   tants.


 Check the appropriate box to indicate the manner in which you direct the proxies to vote your shares.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE AND FOR THE PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS.

 THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED (1) FOR THE ELECTION OF THE DIRECTOR AND (2) FOR THE PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS, IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN ITEMS (1) AND
(2), AND IN THE DISCRETION OF THE NAMED ATTORNEYS AND AGENTS ON SUCH OTHER MAT-TERS AS MAY PROPERLY COME BEFORE THE MEETING.

 The stockholder(s) hereby acknowledges receipt of a copy of the Proxy Statement relating to such Annual Meeting.

 Your signature should appear the same as your name appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When the proxy is given by a corporation it should be signed by an authorized officer.

                       -----------------------------------------
  Please be sure to    Date
    sign and date
 this Proxy in the box
        below.
- - ----------------------------------------------------------------


- - ----- Stockholder sign above ----- Co-Holder (if any) sign above

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

   DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.
                              HELMSTAR GROUP, INC.


- - -------------------------------------------------------------------------------

 PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

- - --------------------------------------------------------------------------------